UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 30, 2011, Granite Falls Energy, LLC ("Granite Falls") amended its Ethanol Marketing Agreement (“Eco Agreement”) with Eco-Energy, Inc. (“Eco-Energy”) to provide for an extension of the term of the Eco Agreement through December 31, 2013. The term of the Eco Agreement would have otherwise expired on December 31, 2011. The August 30, 2011 amendment also provided certain negotiated amendments to the marketing fees and payment terms contained in the Eco Agreement. Pursuant to the Eco Agreement, Eco-Energy will continue to purchase the entire ethanol output of the Granite Falls ethanol plant.

Item 7.01 Regulation FD Disclosure

On or about September 1, 2011, Granite Falls published and sent a newsletter to its unit holders. The newsletter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01 Other Events

On August 26, 2011, Granite Falls repaid an outstanding note payable to the City of Granite Falls in the amount of approximately $187,000. Granite Falls had been making scheduled payments on this loan since February 2006 and was scheduled to have the the loan repaid in June 2014. Granite Falls decided to repay the loan early and is now free of any long term debt obligations.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.            Description

99.1            Ethanol Marketing Agreement Amendment No. 2 between Eco-Energy, Inc. and
Granite Falls Energy, LLC dated August 30, 2011. +

99.2            Newsletter for Granite Falls Energy, LLC dated September 2011.

(+) Confidential Treatment Requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: September 1, 2011	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer